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                                                                    Exhibit 3(b)


                            ARTICLES OF INCORPORATION
                                       OF
                                  ALLETE, INC.
                                       AS
                              AMENDED AND RESTATED
                                AS OF MAY 8, 2001


                                    ARTICLE I

        The name of this Corporation shall be ALLETE, Inc.

        This Corporation has general business purposes and shall have unlimited power to engage in and so do any lawful act concerning any and all lawful business.

        The principal place for the transaction of the business of this Corporation shall be at the City of Duluth, St. Louis County, Minnesota and the registered office address of this Corporation is 30 West Superior Street, Duluth, Minnesota 55802.


                                   ARTICLE II

        The time of the commencement of this Corporation shall be January 29, 1906 and the period of its duration shall be perpetual.


                                   ARTICLE III

      1. The total authorized number of shares of capital stock of this Corporation shall be 133,616,000 shares of which 116,000 shares of the par value of $100 each shall be 5% Preferred Stock, 1,000,000 shares without par value shall be Serial Preferred Stock, 2,500,000 shares without par value shall be Serial Preferred Stock A and 130,000,000 shares without par value shall be Common Stock. Any of the aforesaid shares may be issued and disposed of by the Board of Directors at any time and from time to time, to such persons, firms, corporations or associations, upon such terms and for such consideration as the Board of Directors may, in its discretion, determine, except as may be limited by law or by these Articles of Incorporation.

      2. (a) The Board of Directors is hereby authorized to issue at any time and from time to time such number of shares, not to exceed in the aggregate 1,000,000 shares, of one or more series of the Serial Preferred Stock, with such dividend rate or rates and redemption price or prices and bearing such series designations as may be fixed by the Board of Directors and stated and expressed in the resolution or resolutions establishing the respective series of such stock, the authority for which is hereby expressly vested in the Board of Directors.


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            (b) The Board of Directors is hereby authorized to issue at any time and from time to time such number of shares, not to exceed in the aggregate 2,500,000 shares of one or more series of the Serial Preferred Stock A, with such dividend rate or rates, terms and conditions on which shares of such series may be redeemed and the redemption price or prices, preferential amount or amounts payable on shares of such series in the event of the voluntary or involuntary liquidation of the Corporation, terms and conditions on which shares of such series may be converted, if shares are issued with the privilege of conversion, and sinking fund or purchase fund provisions, if any, for the redemption or purchase of shares and bearing such series designations as may be fixed by the Board of Directors and stated and expressed in the resolution or resolutions establishing the respective series of such stock, the authority for which is hereby expressly vested in the Board of Directors.

            (c) The Serial Preferred Stock and the Serial Preferred Stock A are hereinafter sometimes referred to collectively as the "Serial Stocks".

      3. The 5% Preferred Stock and the Serial Stocks, pari passu, shall be entitled, but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, in preference to the Common Stock, to dividends at the rate of five per centum (5%) per annum as to the 5% Preferred Stock and, as to the Serial Stocks at the rate as to each series thereof fixed by resolution of the Board of Directors establishing such series of Serial Stocks, respectively, payable, as to the 5% Preferred Stock, quarterly on January 1, April 1, July 1 and October 1 of each year, or otherwise as the Board of Directors may determine, and payable, as to any series of the Serial Stocks, on such dates as the Board of Directors may determine prior to the issue of any shares of such series, to shareholders of record as of a date, not exceeding thirty (30) days and not less than ten (10) days, preceding such dividend payment dates, to be fixed by the Board of Directors; such dividends, as to the 5% Preferred Stock, to be cumulative from July 1, 1945, and such dividends, as to each series of the Serial Stocks, to be cumulative from the first day of the current dividend period within which such shares of Serial Stocks are issued. Neither the holders of the 5% Preferred Stock nor the holders of the Serial Stocks shall be entitled to receive any dividends thereon out of profits other than dividends referred to in this paragraph.

      4. The 5% Preferred Stock and the Serial Stocks, pari passu, shall also have a preference over the Common Stock upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or upon any distribution of assets, other than profits, until there shall have been paid, by dividends or distribution, on the 5% Preferred Stock the full par value thereof and five per centum (5%) per annum thereon from July 1, 1945, and on each series of the Serial Preferred Stock One Hundred Dollars ($100) per share plus an amount equal to dividends upon the shares of such series at the rate or rates fixed by the Board of Directors from the date or dates on which dividends on such shares became cumulative and on each series of Serial Preferred Stock A, as stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. Neither the 5% Preferred Stock nor the Serial Preferred Stock shall receive any share in any voluntary or involuntary liquidation, dissolution or winding up of this Corporation, or in any distribution of assets in excess of the amounts stated in this paragraph or in the case of the Serial Preferred Stock A, in excess of the amounts stated in the resolution or resolutions providing for the issue of shares of Serial Preferred Stock A.

      5. For the purpose of this (fifth) paragraph of this Article III of these Articles: (i) the term "Common Stock Equity" shall mean the sum of the stated capital of the outstanding Common Stock, premium on Common Stock and the earned surplus and the capital and paid-in surplus of this Corporation, whether or not available for the payment of dividends on the Common Stock; (ii) the term "total capitalization" shall mean the sum of the stated capital applicable to the outstanding stock of all

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classes of this  Corporation,  the earned  surplus  and the  capital and paid-in surplus of the Corporation, whether or not available for the payment of dividends on the Common Stock of the Corporation, any premium on Capital Stock of the Corporation and the principal amount of all outstanding debts of the Corporation maturing more than twelve months after the date of the determination of the total capitalization; and (iii) the term "dividends on Common Stock" shall embrace dividends and distributions on Common Stock (other than dividends or distributions payable only in shares of Common Stock), and the purchase or other acquisitions for value of any Common Stock of this Corporation or other stock, if any, subordinate to its 5% Preferred Stock and Serial Stocks. Subject to the rights of the holders of the 5% Preferred Stock, and Serial Stocks and subordinate thereto (and subject and subordinate to the rights of any class of stock hereafter authorized), the Common Stock alone shall receive all dividends and shares in liquidation, dissolution, winding up or distribution other than those to be paid on shares of 5% Preferred Stock and Serial Stocks, as hereinbefore provided. So long as any shares of 5% Preferred Stock, or Serial Stocks are outstanding, this Corporation shall not declare or pay any dividends on the Common Stock, except as follows:

             (1) If and so long as the Common Stock Equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than 20% of total capitalization, the Corporation shall not declare such dividends in an amount which, together with all other dividends on Common Stock declared within the year ending with and including the date of such dividend declaration, exceeds 50% of the net income of the Corporation available for dividends on the Common Stock for the twelve full calendar months immediately preceding the month in which such dividends are declared; and

             (2) If and so long as the Common Stock Equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than 25% but not less than 20% of total capitalization, the Corporation shall not declare dividends on the Common Stock in an amount which, together with all other dividends on Common Stock declared within the year ending with and including the date of such dividend declaration, exceeds 75% of the net income of the Corporation available for dividends on the Common Stock for the twelve full calendar months immediately preceding the month in which such dividends are declared; and

             (3) At any time when the Common Stock Equity is 25% or more of total capitalization the Corporation may not declare dividends on shares of the Common Stock which would reduce the Common Stock Equity below 25% of total capitalization, except to the extent provided in subparagraphs (1) and (2) above.

      6. This Corporation, by a majority vote of its Board of Directors, may at any time redeem all of said 5% Preferred Stock or may from time to time redeem any part thereof, by paying in cash a redemption price of $105.00 per share, if redeemed before July 1, 1946; $l04.50 per share if redeemed on or after July 1, 1946 and before July 1, 1947; $104.00 per share if redeemed on or after July 1, 1947 and before July 1, 1948; $103.50 per share if redeemed on or after July 1, 1948 and before July 1, 1949; $103.00 per share if redeemed on or after July 1, 1949 and before July 1, 1950; and $102.50 per share if redeemed on or after July 1, 1950, plus unpaid accumulated dividends, if any, to the date of redemption.

      7. This Corporation, by a majority vote of its Board of Directors, may at any time redeem all of the Serial Preferred Stock or Serial Preferred Stock A or may from time to time redeem any series or any part of any series thereof, by paying in cash the redemption price or prices fixed for the series of Serial Preferred Stock or Serial Preferred Stock A to be redeemed by resolution or resolutions of the

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

Board of Directors establishing such series, plus unpaid accumulated dividends, if any, to the date of redemption.

      8. Notice of the intention of this Corporation to redeem all or any part of the 5% Preferred Stock or all or any part of the Serial Preferred Stock or all or any part of the Serial Preferred Stock A shall be mailed 30 days before the date of redemption to each holder of record of preferred stock to be redeemed, at his post office address as shown by this Corporation's records; but no failure to mail such notice nor any defect therein nor in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of preferred stock so to be redeemed. At any time after such notice has been mailed as aforesaid, this Corporation may deposit the aggregate redemption price (or the portion thereof not already paid in the redemption of such preferred stock) with any bank or trust company in the City of New York, New York, or in the City of Duluth, Minnesota, named in such notice, payable to the order of the record holders of the preferred stock so to be redeemed, on the endorsement, if required, and surrender of their certificates, and thereupon said holders shall cease to be shareholders with respect to said shares, and from and after the making of such deposit, said holders shall have no interest in or claim against this corporation with respect to said shares, but shall be entitled only to receive the said moneys from said bank or trust company, with interest, if any, allowed by such bank or trust company on such moneys deposited as in this paragraph provided, on endorsement, if required, and surrender of their certificates as aforesaid. Any moneys so deposited, plus interest thereon, if any, and remaining unclaimed at the end of six years from the date fixed for redemption, if thereafter requested by resolution of the Board of Directors, shall be repaid to the Corporation and in the event of such repayment to the Corporation such holders of record of the shares so redeemed as shall not have made claim against such moneys prior to such repayment to the Corporation, shall be deemed to be unsecured creditors of the Corporation for an amount without interest equivalent to the amount deposited, plus interest thereon, if any, allowed by such bank or trust company, as above stated for the redemption of such shares and so paid to the Corporation. If less than all of the shares of the 5% Preferred Stock or less than all of the shares of any series of the Serial Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot, in such manner as the Board of Directors of this Corporation shall determine, by an independent bank or trust company selected for that purpose by the Board of Directors of this Corporation. If less than all of the shares of any series of the Serial Preferred Stock A are to be redeemed, the shares to be redeemed shall be selected by lot, pro rata, or by such other method, and in such manner as the Board of Directors of this Corporation shall determine. Nothing herein contained shall limit any right of this Corporation to purchase or otherwise acquire any shares of 5% Preferred Stock or Serial Preferred Stock or Serial Preferred Stock A.

      9. Except as hereinafter otherwise provided, every shareholder of record or his legal representative, at the date fixed for the determination of persons entitled to vote at the meeting of shareholders, or, if no date has been fixed, then at the date of the meeting shall be entitled at such meeting to one vote for each share standing in his name on the books of the Corporation. There shall be no cumulative voting by any class, series or shares of stock of this Corporation.

      10. If and when dividends payable on any of the preferred stocks shall be in default in an amount equal to four full quarterly payments or more per share, and thereafter until all dividends on any of the preferred stocks in default shall have been paid, the holders of all of the then outstanding preferred stocks, voting as a class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the Common Stock, voting as a class, shall be entitled to elect the remaining directors of the Corporation, anything herein or in the Bylaws to the contrary notwithstanding. The terms of office, as directors, of all persons who may be directors of the Corporation at the time shall terminate upon the election of a majority of the Board of Directors by the

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holders of the preferred stocks,  except that if the holders of the Common Stock shall not have elected the remaining directors of the Corporation, then, and only in that event, the directors of the Corporation, as constituted just prior to the election of a majority of the Board of Directors by the holders of the preferred stocks, shall elect the remaining directors of the Corporation. Thereafter, while such default continues and the majority of directors are being elected by the holders of the preferred stocks, the remaining directors, whether elected by directors, as aforesaid, or whether originally or later elected by holders of the Common Stock, shall continue in office until their successors are elected by holders of the Common Stock and qualify.

      For the purposes of this (tenth) paragraph of this Article III of these Articles, every shareholder of record, or his legal representative, of Serial Preferred Stock A shall be entitled to one vote, for each share, standing in his name on the books of the Corporation, with a liquidation preference of $100 as established in a resolution or resolutions of the Board of Directors providing for the issue of shares of each series and each share of Serial Preferred Stock A with a liquidation preference of less than $100 shall be afforded its proportional, fractional vote.

      For purposes of this (tenth) paragraph, there shall be no cumulative voting by any class, series or shares of stock of this Corporation.

      11. If and when all dividends then in default on the preferred stocks then outstanding shall be paid (and such dividends shall be declared and paid out of any funds legally available therefore as soon as reasonably practicable), the holders of the preferred stocks shall be divested of any special right with respect to the election of directors and the voting power of the holders of the preferred stocks and the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on any of the preferred stocks were not paid in full; but always subject to the same provisions for vesting such special rights in the holders of the preferred stocks in case of further like default or defaults on dividends thereon. Upon the termination of any such special voting right upon payment of all accumulated and defaulted dividends on the preferred stocks, the terms of office of all persons who may have been elected directors of the Corporation by vote of the holders of the preferred stocks, as a class, pursuant to such special voting right shall forthwith terminate, and the resulting vacancies shall be filled by a vote of the majority of the remaining directors.

      12. In case of any vacancy in the office of a director occurring among the directors elected by the holders of the preferred stocks, voting as a class, the remaining directors elected by the holders of the preferred stocks, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired terms of the director or directors whose place or places shall be vacant. Likewise in case of any vacancy in the office of a director occurring among the directors not elected by the holders of the preferred stocks, the remaining directors not elected by the holders of the preferred stocks, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.

      13. Whenever the right shall have accrued to the holders of the preferred stocks to elect directors, voting as a class, then upon request in writing signed by any holder of preferred stock entitled to vote, delivered by registered mail or in person to the president, a vice president or secretary, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote of a meeting to be held at such time as such officer may fix, not less than ten nor more than sixty days after the receipt of such request, for the purpose of elected directors. At all meetings of shareholders held for the purpose of electing directors during such time as the holders of the preferred stocks shall have the

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special right, voting as a class, to elect directors,  the presence in person or by proxy of the holders of a majority of the outstanding Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding preferred stocks shall be required to constitute a quorum of the preferred stocks for the election of directors; provided, however, that the absence of a quorum of the holders of Common Stock or of preferred stocks shall not prevent the election at any such meeting or adjournment thereof of directors by such other class or classes if the necessary quorum of the holders of stock of such other class or classes is present in person or by proxy at such meeting or any adjournment thereof; and provided further that in the event a quorum of the holders of the Common Stock is present but a quorum of the holders of the preferred stocks is not present, then the election of the directors elected by the holders of the Common Stock shall not become effective and the directors so elected by the holders of the Common Stock shall not assume their offices and duties until the holders of the preferred stocks, with a quorum present, shall have elected the directors they shall be entitled to elect; and provided further, however, that in the absence of a quorum of the holders of either the Common Stock or the preferred stocks, a majority of the holders of the stock of the class or classes who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class or classes from time to time without notice other than announcement at the meeting until the requisite amount of holders of such class or classes shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of notice of the next annual meeting of the Corporation or special meeting in lieu thereof.

      For the purpose of determining a quorum of the preferred stocks, as required by this (thirteenth) paragraph of this Article III of these Articles, each share of Serial Preferred Stock A with a liquidation preference of $100 shall be counted as a whole share; and each share of Serial Preferred Stock A with a liquidation preference of less than $100 shall be counted as a proportional, fractional share.

      For the purpose of any vote of the preferred stocks, as required by this (thirteenth) paragraph of this Article III of these Articles, each share of outstanding Serial Preferred Stock A shall be entitled to the same vote provided for in the tenth paragraph of this Article III of these Articles.

      14. So long as any shares of the 5% Preferred Stock or any shares of any series of the Serial Preferred Stock or the Serial Preferred Stock A are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of at least two-thirds of the total number of shares then outstanding of each class of preferred stock to be affected:

         (a) Create or authorize any new stock ranking prior to, or on a parity with, the 5% Preferred Stock or the Serial Preferred Stock or the Serial Preferred Stock A as to dividends, in liquidation, dissolution, winding up or distribution, or create or authorize any security convertible into shares of any such stock; or

         (b) Amend, alter, change or repeal any of the express terms of the 5% Preferred Stock or the Serial Preferred Stock or the Serial Preferred Stock A then outstanding in a manner substantially prejudicial to the holders thereof; or

         (c) Amend, alter, change or repeal any of the express terms of the Serial Preferred Stock A then outstanding so as to materially alter any such express terms.

      15. So long as any shares of the 5% Preferred Stock or any shares of any series of the Serial Preferred Stock or the Serial Preferred Stock A are outstanding, the Corporation shall not, without the

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consent (given by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the preferred stocks then outstanding:

         (a) Merge or consolidate with or into any other corporation or corporations, unless such merger or consolidation, or the exchange, issuance or assumption of all securities to be issued or assumed in connection with any such merger or consolidation, shall have been ordered, approved, or permitted by the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 or by any successor commission or other regulatory authority of the United States of America having jurisdiction over the exchange, issuance or assumption of securities in connection with such merger; provided that the provisions of this clause (a) shall not apply to a purchase or other acquisition by the Corporation of franchises or assets of another corporation in any manner which does not involve a merger or consolidation; or

         (b) Create or assume any unsecured notes, debentures or other securities representing unsecured indebtedness maturing more than one year after the date of their creation or assumption (1) unless and until the Corporation's net earnings available for the payment of interest, for a period of twelve consecutive calendar months ending not more than three months prior to the beginning of the calendar months in which such indebtedness shall be created or assumed, shall have been at least twice the annual interest charges on all outstanding bonds, notes, debentures or other securities representing indebtedness created or assumed by the Corporation and payable one or more years from the date of such creation or assumption, including the interest charges on the indebtedness so to be created or assumed; provided that the requirements of this paragraph (b) shall not apply to indebtedness created or assumed to refund by payment, replacement, retirement, acquisition, purchase, exchange, redemption, surrender or otherwise any bonds, notes, debentures or other securities representing indebtedness outstanding at any time and maturing more than one year after the date of creation or assumption of such refunded indebtedness, or, (2) in the event after the creation or assumption of such notes, debentures or other securities representing unsecured indebtedness maturing more than one year after the date of their creation or assumption, and the application of the proceeds thereof, the principal amount of all securities representing indebtedness maturing more than one year after the date of their creation or assumption, but excluding any secured indebtedness of the Corporation, shall thereupon in the aggregate exceed 25% of the sum of

             (i) the principal amount of secured indebtedness of the Corporation, plus

             (ii) the amount of Capital Stock of the Corporation as stated on its books of account, plus

             (iii) the amount of the surplus of the Corporation as stated on its books of account; or

         (c) Issue, sell or otherwise dispose of any shares of the then authorized but unissued 5% Preferred Stock or the Serial Stocks or any other stock ranking on a parity with or having a priority over said preferred stocks in respect to dividends or of payments in liquidation (including reissued shares of said preferred stocks or such other stock) (1) unless for a period of twelve consecutive calendar months ending not more than three months prior to the beginning of the calendar month in which any such shares shall be issued, the Corporation's net earnings available for the payment of interest for said period, shall have been at least one and one half (1 1/2) times the sum of

             (i) the interest charges for one year on all bonds, notes, debentures or other securities representing indebtedness which shall then be outstanding (including any indebtedness

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             proposed to be created in connection with the issue,  sale or other disposition of such shares, but not including any indebtedness proposed to be retired in connection with such issue, sale or other disposition or indebtedness held by or for the account of the Corporation); and

             (ii) an amount equal to all annual dividend requirements on all outstanding shares of the 5% Preferred Stock, and the Serial Stocks and all other stock, if any, ranking on a parity with or having priority over said preferred stocks in respect of dividends or of payments in liquidation, including the shares proposed to be issued, but not including any shares proposed to be retired in connection with such issue, sale or other disposition;

or (2) if such issue, sale or disposition would bring the aggregate of the par value of the 5% Preferred Stock and the stated value of the Serial Stocks and the par or stated value of any stock ranking on a parity with or having a priority over said preferred stocks in respect of dividends or of payments in liquidation to an amount in excess of the sum of

             (i) the aggregate of the par value of all then outstanding stock having a par value and which is junior to the said preferred stocks plus the aggregate of the stated value of all then outstanding stock without par value and which is junior to the said preferred stocks; and

             (ii) the amount of the Corporation's surplus as then stated on the Corporation's books.

      16. No holder of any stock in this Corporation shall be entitled to any preemptive right to purchase any stock or other securities of this Corporation.

      17. The consideration received by the Corporation from the issuance and sale of any additional shares of Common Stock without par value shall be entered in the capital stock account of the Corporation. The foregoing provision of this paragraph shall not be changed unless the holders of record of not less than two-thirds (2/3) of the number of shares of Common Stock then outstanding shall consent thereto in writing or by voting therefor in person or by proxy at the meeting of shareholders at which any such change is considered.

      18. In order to acquire funds with which to make any redemption of stock herein authorized, this Corporation may, subject to the limitations or requirements herein provided, issue and sell Common Stock or preferred stock or any class then authorized but unissued, bonds, notes or other evidences of indebtedness, convertible or not into Common Stock or stock of any other class then authorized but unissued.



                                   ARTICLE IV

         There shall be no limitation on the amount of indebtedness or liability to which this Corporation shall at any time be subject.

                                    ARTICLE V

         The names and places of residence of the persons holding office as the duly elected Directors of this corporation at the time of this restatement of its Articles of Incorporation are as follows:

            Kathleen A. Brekken              Cannon Falls, Minnesota
            Merrill K. Cragun                Brainerd, Minnesota
            Dennis E. Evans                  Minneapolis, Minnesota
            Glenda E. Hood                   Orlando, Florida
            Peter J. Johnson                 Virginia, Minnesota
            George L. Mayer                  Essex, Connecticut
            Jack I. Rajala                   Grand Rapids, Minnesota
            Edwin L. Russell                 Duluth, Minnesota
            Arend J. Sandbulte               Duluth, Minnesota
            Nick Smith                       Duluth, Minnesota
            Bruce W. Stender                 Duluth, Minnesota
            Donald C. Wegmiller              Minneapolis, Minnesota



                                   ARTICLE VI

         Subject to the provisions of Article III hereof, (1) the management of this Corporation shall be vested in a Board of Directors, the number of which shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by affirmative vote of the majority of the Disinterested Directors, as defined in Article VII, but the number of Directors shall be no less than nine (9) and no greater than fifteen (15), but no decrease shall have the effect of shortening the term of any incumbent Director. Directors shall be elected annually by the stockholders by ballot by a majority vote of all the outstanding stock entitled to vote, to hold office until their successors are elected and qualify; (2) subject to any rights then existing by applicable law with respect to cumulative voting, the stockholders at any meeting by a majority vote of all the outstanding stock entitled to vote, at an election of directors, may remove any director and fill the vacancy; (3) subject to the rights of the holders of any class or series of the then outstanding shares of voting capital stock of this Corporation, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the shareholders or by the affirmative vote of a majority of the Disinterested Directors then in office, although less than a quorum. Directors so elected shall hold office for a term expiring at the time of the next annual election of Directors by the stockholders and until their successors are duly elected and qualify.

         The annual meeting of the stockholders of this Corporation for the election of directors and the transaction of such other corporate business as may properly come before such meeting shall be held at a time and place anywhere within or without the State of Minnesota as may be designated by the Board of Directors on the second Tuesday of May in each year after the year 1923, unless such day is a legal holiday, in which case such meeting shall be held on the next day thereafter which is not a legal holiday or a Sunday.

         The Board of Directors, as soon as may be after the election of directors in each year, shall elect one of their number President of this Corporation and shall also elect one or more Vice Presidents, a

Secretary and a Treasurer and shall from time to time appoint such other officers as they may deem proper. The same person may hold more than one office, except those of President and Vice President.

         The Board of Directors may, by unanimous affirmative action of the entire Board, designate two or more of their number to constitute an Executive Committee which, to the extent determined by unanimous affirmative action of the entire Board, shall have and exercise the authority of the Board in the management of the business of the Corporation, except the power to fill the vacancies in the Board and the power to change the membership of or fill vacancies in said Committee. Any such Executive Committee shall act only in the interval between meetings of the Board, and shall be subject at all times to the control and direction of the Board. By unanimous vote, the Board shall have the power at any time to change the membership of such Committee and to fill vacancies in it. The Executive Committee may make such rules for the conduct of its business and may appoint such chairman and committees and assistants as it may deem necessary. A majority of the members of said committee shall constitute a quorum.

        The stockholders may alter or amend the Bylaws of this Corporation by a majority vote of all the outstanding stock of this Corporation entitled to vote given at any meeting duly held as provided in the Bylaws, the notice of which includes notice of the proposed alteration or amendment. The Board of Directors may also alter or amend the Bylaws at any time by affirmative vote of a majority of the Board of Directors given at a duly convened meeting of the Board of Directors, the notice of which includes notice of the proposed alteration or amendment, subject to the power of the stockholders to change or repeal such Bylaws; provided that the Board of Directors shall not make or alter any Bylaw fixing their number, qualifications, classifications, or term of office, or changing the number of shares required to constitute a quorum for a stockholders' meeting.


                                   ARTICLE VII

         1.  For the purposes of this Article VII:

             (a) "Affiliate" or "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1986.

             (b) A person shall be deemed the "Beneficial Owner" of any Voting Shares (as hereinafter defined):

                 (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                 (ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

                 (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.


             (c) "Business Combination" shall mean any transaction which is referred to in any one or more of the following clauses (i) through (v):

                 (i) any merger or consolidation of this Corporation or any Subsidiary (as hereinafter defined) with or into (A) any
                 Interested Shareholder (as hereinafter defined) or (B) any other corporation or other person or entity (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate of any Interested Shareholder;

                 (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of this Corporation or any Subsidiary having an aggregate fair market value of $5,000,000 or more;

                 (iii) the issuance or transfer by this Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of this Corporation or any Subsidiary having an aggregate fair market value of $5,000,000 or more to any Interested Shareholder or any Affiliate of any Interested Shareholder;

                 (iv) the adoption of any plan or proposal for the liquidation or dissolution of this Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

                 (v) any reclassification of securities (including any reverse stock split) or recapitalization of this Corporation, or any reorganization, merger or consolidation of this Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of this Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

             (d) "Disinterested Director" shall mean any member of the Board of Directors of this Corporation who is not affiliated with an Interested Shareholder and who either was a member of the Board of Directors prior to the Determination Date (as hereinafter defined) or was recommended for election by a majority of the Disinterested Directors in office at the time such director was nominated for election.

             (e) "Interested Shareholder" shall mean any person (other than this Corporation, any Subsidiary, or any pension, savings or other employee benefit plan for the benefit of employees of this Corporation and/or any Subsidiary) who or which:

                 (i) is the Beneficial Owner, directly or indirectly, of more than 10 percent of the voting power of the outstanding Voting Shares (as hereinafter defined);

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

                 (ii) is an Affiliate of this Corporation and at any time within the three-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Shares; or

                 (iii) is an assignee of or has otherwise succeeded to any Voting Shares which were at any time within the three-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

             (f) "Other consideration to be received" shall include, but shall not be limited to, Voting Shares of this Corporation retained by its Public Holders (as hereinafter defined) in the event of a Business Combination in which this Corporation is the surviving corporation.

             (g) The number of Voting Shares deemed to be outstanding shall include shares deemed owned through application of subparagraph I (b) of this
Article VII but shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

             (h) A "person" shall mean any individual, firm, partnership, trust, corporation or other entity.

             (i) "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1,
1986) is owned, directly or indirectly, by this Corporation; provided, however, that for purposes of the definition of Interested Shareholder set forth in subparagraph 1 (e) of this Article VII, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by this Corporation.

             (j) "Voting Shares" shall mean all of the then outstanding shares of voting capital stock of this Corporation.

         2. In addition to any affirmative vote required by law or under any other provision of these Articles, and except as expressly provided in paragraph 3 of this Article VII, any Business Combination shall require that each and every condition specified in the following subparagraphs (a) through (j) shall have first been satisfied:

             (a) Such Business Combination shall have received the affirmative vote of the holders of not less than 75 percent of the Voting Shares present and entitled to vote, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange, or otherwise.

             (b) The ratio of:

                 (i) the aggregate amount of the cash and the fair market value of other consideration to be received per share by holders of Common Stock of this Corporation in such Business Combination, to

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

                 (ii) the market price of the Common Stock immediately prior to the announcement of such Business Combination,

                 is at least as great as the ratio of:

                        (x) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers'
                        fees) which such Interested Shareholder or any of its Affiliates has paid for any shares of Common Stock acquired by it within the three-year period prior to the Business Combination, to

                        (y) the market price of the Common Stock immediately prior to the initial acquisition by such Interested Shareholder or any of its Affiliates of any Common Stock.

             (c) The aggregate amount of the cash and the fair market value as of the date of the consummation of the Business Combination of consideration to be received per share by holders of Common Stock in such Business Combination:

                 (i) is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers'
                 fees) paid by such Interested Shareholder or any of its Affiliates in acquiring any of its holdings of Common Stock, and

                 (ii) is not less than the earnings per share of Common Stock for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such Business Combination multiplied by the then price/earnings multiple (if any) of such Interested Shareholder as customarily computed and reported in the financial community (provided that this subparagraph (ii) shall not be applicable if such Interested Shareholder does not then have outstanding common stock which is publicly traded in the United States).

             (d) If and to the extent applicable, the ratio of:

                 (i) the aggregate amount of the cash and the fair market value of other consideration to be received per share by holders of the 5% Preferred Stock, the Serial Stocks or any other then outstanding preferred stock of this Corporation in such Business Combination, to

                 (ii) the market price of the 5% Preferred Stock, the Serial Stocks or any other then outstanding preferred stock of this Corporation, immediately prior to the announcement of such Business Combination, is at least as great as the ratio of:

                        (x) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers'
                        fees) which such Interested Shareholder or any of its Affiliates has paid for any shares of the 5% Preferred Stock, the Serial Stocks or any other then outstanding preferred stock of this Corporation, acquired by it within the three-year period prior to the Business Combination, to

                        (y) the market price of the 5% Preferred Stock, the Serial Stocks or any other then outstanding preferred stock of this Corporation, immediately prior to the initial acquisition by such Interested Shareholder or any of its Affiliates of any of, the 5% Preferred Stock, the Serial Stocks or any other then outstanding preferred stock of this Corporation.

             (e) The aggregate amount of the cash and the fair market value of other consideration to be received per share by holders of each of the 5% Preferred Stock, the Serial Stocks or any other then outstanding preferred stock of this Corporation in such Business Combination is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such Interested Shareholder or any of its Affiliates in acquiring any of its holdings of the 5% Preferred Stock, the Serial Stocks or any other then outstanding preferred stock of this Corporation.

             (f) If and to the extent applicable, the aggregate amount of cash and the fair market value of other consideration to be received per share by holders of each of the 5% Preferred Stock, the Serial Stocks or any other then outstanding preferred stock of this Corporation in such Business Combination is not less than the highest preferential amount per share to which the holders of the 5% Preferred Stock, the Serial Stocks or other class of then outstanding preferred stock would be entitled to receive in the event of a voluntary or involuntary liquidation, dissolution or winding up of this Corporation occurring on the date of the Business Combination.

             (g) The consideration to be received by holders of any particular class of outstanding Voting Shares in such Business Combination shall be in the same form and of the same kind as the consideration paid by the Interested Shareholder in acquiring the shares of such class of Voting Shares already owned by it. If the Interested Shareholder has paid for any class of Voting Shares with varying forms of consideration, the form of consideration to be received for such class of Voting Shares shall be either cash or the form used to acquire the largest number of shares of such class of Voting Shares previously acquired by it.

             (h) After the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date") and prior to the consummation of such Business Combination:

                 (i) the Interested Shareholder shall have taken steps to ensure that this Corporation's Board of Directors included at all times representation by Disinterested Director(s) at least proportionate to the ratio that the Voting Shares which from time to time are owned by persons who are not Interested Shareholders ("Public Holders") bear to all Voting Shares outstanding at such respective times (with a Disinterested Director to occupy any resulting fractional board position);

                 (ii)   except as approved by a majority of the Disinterested
                  Directors, there shall have been no failure to declare and pay at the regular date therefore any full quarterly dividends (whether or not cumulative) on the outstanding 5% Preferred Stock, the Serial Stocks and any other preferred stock then outstanding;

                 (iii) there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

                 (iv) such Interested Shareholder shall not have become the Beneficial Owner of any additional Voting Shares, directly from this Corporation or otherwise, except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

             (i) After the Determination Date, the Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through this Corporation, nor shall the Interested Shareholder have caused this Corporation to make any major change in this Corporation's business or equity capital structure, without approval by a majority of the Disinterested Directors, whether in anticipation of or in connection with such Business Combination, or otherwise.

             (j) A proxy or information statement describing the proposed Business Combination in accordance with the then applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all Public Holders of this Corporation at least 30 days prior to the proposed consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy or information statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Disinterested Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Disinterested Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the Public Holders of any Voting Shares (such investment banking firm to be selected by a majority of the Disinterested Directors, to be furnished with all information it reasonably requests, and to be paid a reasonable fee for its services upon receipt by this Corporation of such opinion).

         3. The provisions of paragraph 2 of this Article VII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote of the shareholders as is required by law or any other provision of these Articles if such Business Combination shall have been approved by a majority of the Disinterested Directors then in office even though less than a quorum.

         4. A majority of the Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of this Article VII and to determine, on the basis of information known to them, among other things, (a) whether a person is an Interested Shareholder; (b) the number of Voting Shares beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; (d) whether a person has an agreement, arrangement or understanding with another as to any matters referred to in subparagraph 1 (b) of this Article VII; (e) whether the assets which are the subject of any Business Combination, or the securities to be issued or transferred by this Corporation or any Subsidiary in any Business Combination, have an aggregate fair market value of $5,000,000 or more; and (f) whether all of the applicable conditions set forth in paragraph 2 of this Article VII have been satisfied with respect to any Business Combination.

         5. Nothing contained in this Article VII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.



                                  ARTICLE VIII

         Notwithstanding any other provisions of these Articles or the Bylaws of this Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or the Bylaws of this Corporation), the affirmative vote of the holders of at least 75 percent of the Voting Shares present and entitled to vote, voting together as a single class, shall be required to amend, alter or repeal, or to adopt any provisions inconsistent with, Article VII and paragraph 1 of Article VI of the Articles of Incorporation, and paragraph 1 of Section 9 of the Bylaws; provided, however, that this Article VIII shall not apply to, and such 75 percent vote shall not be required for, any amendment, alteration or repeal recommended to the shareholders by a majority of the Disinterested Directors, as defined in Article VII, then in office.


                                   ARTICLE IX

         No director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty by that director as a director; provided, however, that this Article IX shall not eliminate or limit the liability of a director: (a) for any breach of the director's duty of loyalty to this Corporation or its stockholders; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) under Minnesota Statutes Section 302A.559 or 80A.23; (d) for any transaction from which the director derived an improper personal benefit; or (e) for any act or omission occurring prior to the date when this Article IX becomes effective. If, after the stockholders approve this provision, the Minnesota Business Corporation Act, Minnesota Statutes Chapter 302A, is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be deemed eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended. No amendment to or repeal of this Article IX shall apply to or have any affect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to that amendment or repeal.



                                                             STATE OF MINNESOTA
                                                             DEPARTMENT OF STATE
                                                                    FILED
                                                                 MAY 08 2001
                                                             /s/ Mary Kiffmeyer
                                                             Secretary of State